UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014 (December 15, 2013)

UMED Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

000-55030
(Commission File Number)

90-0893594
 (IRS Employer Identification No.)

6628 Bryant Irvin Road, Suite 250
Fort Worth, Texas  76132
 (Address of principal executive offices)(Zip Code)

(817) 346-6900
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

  (a)      Previous Independent Registered Public Accounting Firm

On December 15, 2013, UMED Holdings, Inc. (the "Company") accepted the resignation of Patrick Rodgers, CPA, PA as the independent registered public accounting firm of the Company. The resignation of Patrick Rodgers, CPA, PA was approved by the Company's Board of Directors.

On March 6, 2014, the Public Company Accounting Oversight Board (PCAOB) by Order censured the registered public accounting firm Patrick Rodgers, CPA, PA (the "Firm") and revoked the Firm's registration; and censured Patrick E. Rodgers, CPA ("Rodgers") and barred him from being an associated person of a registered public accounting firm. The Order stated that the Firm may reapply for registration after two (2) years from the date of the Order and Rodgers may file a petition for Board consent to associate with a registered public accounting firm after two (2) years from the date of the Order. The entire content of the Order may be found at http://pcaobus.org/Enforcement/Decisions/Documents/2014_Rodgers.pdf.

The reports from Patrick Rodgers, CPA, PA on the Company's financial statements as of and for the fiscal years ended December 31, 2012 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle except relevant to the audit report for the year ended December 31, 2012, which stated as follows:

"The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 4 of the accompanying financial statements, the Company has incurred losses since inception, has a negative working capital balance at December 31, 2012, and has a retained deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

During the Company's fiscal years ended December 31, 2012 and 2011 and through December 15, 2013 there were no disagreements with Patrick Rodgers, CPA, PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Patrick Rodgers, CPA, PA, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During the Company's fiscal years ended December 31, 2012 and 2011 and through December 15, 2013 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company furnished a copy of the disclosures herein to Patrick Rodgers, CPA, PA and requested that Patrick Rodgers, CPA, PA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.Patrick Rodgers’s response is attached as Exhibit 16.1 to this Current Report on Form 8-K/A.

     (b)     New Independent Registered Public Accounting Firm

On January 16, 2014, the Company's Board of Directors engaged Terry L. Johnson, CPA as its new independent registered public accounting firm to audit the Company's financial statements for the Company's fiscal year ending December 31, 2013. On March 14, 2014, the Company engaged Terry L. Johnson, CPA to audit the Company's financial statements for the Company's fiscal year ending December 31, 2012.

During the last two fiscal years ending December 31, 2012 and December 31, 2011, and the interim period ending December 31, 2013, we have not consulted with Terry L. Johnson, CPA regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on your financial statements, or (iii) any matter that was either the subject of a disagreement between us and Patrick Rodgers, CPA, PA as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
16.1
Letter dated January 22 2014, from Patrick Rodgers, CPA, PA, regarding concurrence or disagreement with the statements made by UMED Holdings, Inc.in this Current Report on Form 8-K/A concerning the resignation or dismissal as the registrant's principal accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMED Holdings, Inc.
(Registrant)

Date: March 19, 2014	By:	/s/Randy Moseley
	Name:	Randy Moseley
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
16.1
Letter dated March 19, 2014, from Patrick Rodgers, CPA, PA, regarding concurrence or disagreement with the statements made by UMED Holdings, Inc.in this Current Report on Form 8-K/A concerning the resignation or dismissal as the registrant's principal accountant.